Exhibit 99.1

NRG Energy, Inc. Reports Second Quarter 2018 Results

•	Transformation Plan on track with $225 million in cost savings realized through second quarter of 2018, and up to $3 billion in asset sales on track to close in 2018

•	Completed $500 million of the previously announced 2018 $1 billion share buyback program

•	Consummated settlement and obtained releases from GenOn

PRINCETON, NJ - August 2, 2018 - NRG Energy, Inc. (NYSE: NRG) today reported second quarter 2018 income from continuing operations of $121 million. Income from continuing operations for the first six months of 2018 of $354 million, or $1.18 per diluted common share, compares to a loss from continuing operations of $70 million, or $(0.05) per diluted common share for the first six months of 2017. Adjusted EBITDA for the three and six months ending June 30, 2018, was $843 million and $1,392 million, respectively. Year-to-date cash from continuing operations totaled $524 million.

“Our business performed exceptionally well during the second quarter,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “These results demonstrate the strength of our integrated retail-generation platform. We also remain on track with our Transformation Plan objectives and continue to expect our announced asset sales to close during the second half of the year.”

Consolidated Financial Results

	Three Months Ended		Six Months Ended
($ in millions)	6/30/18	6/30/17	6/30/18	6/30/17
Income/(Loss) from Continuing Operations	$121	$99	$354	$(70)
Cash From Continuing Operations	$167	$194	$524	$112
Adjusted EBITDA	$843	$686	$1,392	$1,070
Free Cash Flow Before Growth Investments (FCFbG)	$259	$240	$366	$208

Segment Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/18	6/30/17	6/30/18	6/30/17
Retail	$(84)	$341	$861	$311
Generation [a]	272	(90)	(265)	(54)
Renewables [b]	(12)	(46)	(45)	(77)
NRG Yield [b]	96	44	96	42
Corporate	(151)	(150)	(293)	(292)
Income/(Loss) from Continuing Operations	$121	$99	$354	$(70)
a. In accordance with GAAP, 2017 results have been restated to include full impact of the GenOn deconsolidation
b. In accordance with GAAP, 2017 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/18	6/30/17	6/30/18	6/30/17
Retail	$298	$204	$486	$337
Generation [a]	197	152	344	206
Renewables [b]	50	52	81	75
NRG Yield [b]	303	274	492	460
Corporate	(5)	4	(11)	(8)
Adjusted EBITDA [c]	$843	$686	$1,392	$1,070
a. In accordance with GAAP, 2017 results have been restated to include full impact of the GenOn deconsolidation
b. In accordance with GAAP, 2017 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions
c. See Appendices A-1 through A-2 for Operating Segment Reg G reconciliations

Retail: Second quarter Adjusted EBITDA was $298 million, $94 million higher than second quarter 2017 driven by higher gross margins, capacity obligations, favorable weather, higher customer count and usage and lower operating costs.

Generation: Second quarter Adjusted EBITDA was $197 million, $45 million higher than second quarter 2017 driven by:

•	Gulf Coast Region: $29 million increase due to higher realized energy prices, partially offset by higher operating costs due to timing and scope of outages; and

•	East/West[1]: $16 million increase due to higher capacity revenues and lower operating costs.

Renewables: Second quarter Adjusted EBITDA was $50 million, $2 million lower than second quarter 2017 due to the deconsolidation of Ivanpah, partially offset by increased generation from higher wind resources and Buckthorn Wind beginning operations in January of 2018.
NRG Yield: Second quarter Adjusted EBITDA was $303 million, $29 million higher than second quarter 2017 due to higher renewable production, growth in distributed generation partnerships and higher availability at Walnut Creek.
Corporate: Second quarter Adjusted EBITDA was $(5) million, $9 million lower than the second quarter 2017 due to the reduction in shared services revenue from GenOn, partially offset by lower G&A expenses due to Transformation Plan and reduced advisory fees as compared to 2017.

1 Includes International and BETM

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	6/30/18	12/31/17
Cash at NRG-Level [a]	$632	$769
Revolver Availability	1,222	1,711
NRG-Level Liquidity	$1,854	$2,480
Restricted Cash	286	508
Cash at Non-Guarantor Subsidiaries	348	222
Total Liquidity	$2,488	$3,210
a. Includes unrestricted cash held at Midwest Generation (a non-guarantor subsidiary), which can be distributed to NRG without limitation

As of June 30, 2018, NRG-Level cash was at $632 million and $1.2 billion was available under the Company’s credit facilities at the end of the second quarter 2018. Total liquidity was $2.5 billion, including restricted cash and cash at non-guarantor subsidiaries. Overall liquidity as of the end of the second quarter was $722 million lower than at the end of 2017.

NRG Strategic Developments
Transformation Plan
Through the second quarter of 2018, NRG realized $225 million of its 2018 cost savings target as part of the previously announced Transformation Plan. With respect to the asset sales under the Transformation Plan, NRG continues to expect up to $3.2 billion of cash proceeds, with a majority of those proceeds coming from transactions announced earlier this year and on track to close in 2018.

Retail Acquisition
On June 1, 2018, NRG closed on the acquisition of retail provider XOOM Energy, LLC for $208 million2, representing an incremental $11 million of net income and $45 million of Adjusted EBITDA on an annualized basis. XOOM Energy is an electricity and natural gas provider with over 300,000 customers, primarily in the East region.

Canal 3 Sale
On June 29, 2018, NRG closed the sale of Canal 3 to Stonepeak Kestrel Holdings II LLC, realizing a $17 million gain in continuing operations. As a result, and as previously announced, the project financing and sale resulted in $133 million3 of proceeds which have been included in our 2018 capital available for allocation.

BETM Sale
On August 1, 2018, NRG closed on the sale of Boston Energy Trading and Marketing LLC (BETM) to Diamond Generating Corporation, a subsidiary of Mitsubishi Corporation, for $70 million.4

GenOn Update
In July 2018, NRG consummated a settlement with GenOn, which provided that certain payments contemplated by the Restructuring Support Agreement were accelerated and paid in July. The Company paid GenOn approximately $125 million in July 2018, which included (i) the settlement consideration of $261 million, (ii) the transition services credit of $28 million and (iii) the return of $15 million of collateral posted to NRG; offset by the (i) $151 million in borrowings under the intercompany secured revolving credit facility, (ii) related accrued interest and fees of $12 million, (iii) remaining payments due under the transition services agreement of $10 million and (iv) certain other balances due to NRG totaling $6 million. As of June 30, 2018, the Company had reserved for all amounts deemed to be uncollectible. Other than certain pension and postretirement obligations and certain REMA claims for which GenOn has posted collateral, the settlement provides NRG full releases from GenOn and its debtor and non debtor subsidiaries other than REMA. GenOn expects to emerge from Bankruptcy on October 1, 2018.

2 Includes transaction costs and working capital adjustments of $43 million
3 Represents $151 million of financing proceeds distributed to NRG plus $16 million of sale proceeds less $13.5 million cost for Canal option repaid to GenOn and $21 million of incremental CapEx costs than originally guided (original 2018 growth investment guidance assumed $103 million of CapEx spend at Canal 3; actual spend through closing of the sale of Canal 3 was $124 million)

4 Excludes working capital adjustments

Ivanpah Deconsolidation
The Company owns a 54.6% interest in the Ivanpah project, consisting of three solar electric generating projects with a total capacity of 392 MW. As the majority shareholder, NRG consolidated 100% of Ivanpah. On May 9, 2018, the project owners and the DOE agreed to amend the project's credit agreement in which a release of reserve funds by the DOE was used to make equity distributions to the partners and make a partial prepayment on the outstanding debt, along with the amendment of certain of Ivanpah's governing documents. These events caused NRG to deem Ivanpah a variable interest entity (VIE) and deconsolidate the entity and treat it as an equity method investment going forward. The deconsolidation reduced net property, plant, and equipment by $1.1 billion and reduced debt by $1.1 billion.

2018 Guidance

NRG is maintaining its guidance for 2018 with respect to Consolidated Adjusted EBITDA, Cash from Operations, and FCFbG as set forth below.

Table 4: 2018 Adjusted EBITDA, Cash from Operations, and FCF before Growth Investments Guidance

2018
($ in millions)	Guidance Range
Adjusted EBITDA [a]	$2,800 - $3,000
Cash From Operations	$2,015 - $2,215
Free Cash Flow Before Growth Investments (FCFbG)	$1,550 - $1,750
a. Non-GAAP financial measure; see Appendix Tables A-1 through A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update
On July 18, 2018, NRG declared a quarterly dividend on the company's common stock of $0.03 per share, payable August 15, 2018, to stockholders of record as of August 1, 2018, representing $0.12 on an annualized basis.

In connection with the $1 billion share repurchase authorization, NRG repurchased 15.7 million shares of its common stock for $500 million at an average cost of $31.80 per share through the first half of 2018. NRG expects to launch the remaining $500 million of the share buyback program following closing of the NRG Yield and Renewables or South Central transactions.

During the second quarter of 2018, NRG issued $575 million of 2.75% convertible senior notes due 2048. NRG intends to use cash on hand and the proceeds from the offering to repay $575 million of its outstanding indebtedness and, as a result, the convertible notes offering is expected to be leverage neutral while generating approximately $20 million of annual interest expense savings5. Since this offering, NRG has repurchased a total of $89 million of its 2022, 2027 and 2028 senior unsecured notes in the open market and on August 1, 2018, NRG issued notice to repurchase $486 million of its 2022 callable bonds.

Also, as previously announced, NRG intends to reduce corporate debt by an additional $640 million in the second half of 2018, and is temporarily reserving $1,065 million of additional cash to achieve its 3.0x corporate net debt to Adjusted EBITDA ratio as part of the capital allocation guidance.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

5 Interest savings assumes average 6.2% interest rate on $575 million debt retired in 2018
Earnings Conference Call
On August 2, 2018, NRG will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re redefining power by putting customers at the center of everything we do. We create value by generating electricity and serving nearly 3 million residential and commercial customers through our portfolio of retail electricity brands. A Fortune 500 company, NRG delivers customer-focused solutions for managing electricity, while enhancing energy choice and working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Safe Harbor Disclosure
In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyber terrorism and inadequate cyber security, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings, margin enhancement, asset sale, and net debt targets, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, risks related to project siting, financing, construction, permitting, government approvals and the negotiation of project development agreements, our ability to progress development pipeline projects, the timing or completion of GenOn's emergence from bankruptcy, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, our ability to close the Drop Down transactions with NRG Yield, and our ability to execute our Capital Allocation Plan. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of August 2, 2018. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings press release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Marijke Shugrue	Kevin L. Cole, CFA
609.524.5262	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2018	2017	2018	2017
Operating Revenues
Total operating revenues	$2,922	$2,701	$5,343	$5,083
Operating Costs and Expenses
Cost of operations	2,051	1,841	3,609	3,704
Depreciation and amortization	227	260	462	517
Impairment losses	74	63	74	63
Selling, general and administrative	211	221	402	481
Reorganization costs	23	—	43	—
Development costs	16	18	29	35
Total operating costs and expenses	2,602	2,403	4,619	4,800
Other income - affiliate	—	39	—	87
Gain on sale of assets	14	2	16	4
Operating Income	334	339	740	374
Other Income/(Expense)
Equity in earnings/(losses) of unconsolidated affiliates	18	(3)	16	2
Other income/(expense), net	(20)	14	(23)	26
Loss on debt extinguishment, net	(1)	—	(3)	(2)
Interest expense	(202)	(247)	(369)	(471)
Total other expense	(205)	(236)	(379)	(445)
Income/(Loss) from Continuing Operations Before Income Taxes	129	103	361	(71)
Income tax expense/(benefit)	8	4	7	(1)
Income/(Loss) from Continuing Operations	121	99	354	(70)
Loss from discontinued operations, net of income tax	(25)	(741)	(25)	(775)
Net Income/(Loss)	96	(642)	329	(845)
Less: Net income/(loss) attributable to noncontrolling interest and redeemable noncontrolling interests	24	(16)	(22)	(55)
Net Income/(Loss) Attributable to NRG Energy, Inc.	$72	$(626)	$351	$(790)
Earnings/(Loss) per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	310	316	314	316
Income/(loss) from continuing operations per weighted average common share — basic	$0.31	$0.36	$1.20	$(0.05)
Income/(loss) from discontinued operations per weighted average common share — basic	$(0.08)	$(2.34)	$(0.08)	$(2.45)
Earnings/(Loss) per Weighted Average Common Share — Basic	$0.23	$(1.98)	$1.12	$(2.50)
Weighted average number of common shares outstanding — diluted	314	316	318	316
Income/(loss) from continuing operations per weighted average common share — diluted	$0.31	$0.36	$1.18	$(0.05)
Income/(loss) from discontinued operations per weighted average common share — diluted	$(0.08)	$(2.34)	$(0.08)	$(2.45)
Earnings/(Loss) per Weighted Average Common Share — Diluted	$0.23	$(1.98)	$1.10	$(2.50)
Dividends Per Common Share	$0.03	$0.03	$0.06	$0.06

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(In millions)
Net income/(loss)	$96	$(642)	$329	$(845)
Other comprehensive income/(loss), net of tax
Unrealized gain/(loss) on derivatives, net of income tax expense of $0, $0, $0, and $1	5	(5)	19	(1)
Foreign currency translation adjustments, net of income tax expense of $0, $0, $0, and $0	(4)	1	(6)	8
Available-for-sale securities, net of income tax expense of $0, $0, $0, and $0	1	1	1	1
Defined benefit plans, net of income tax expense of $0, $0, $0, and $0	(1)	27	(2)	27
Other comprehensive income	1	24	12	35
Comprehensive income/(loss)	97	(618)	341	(810)
Less: Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interest	26	(17)	(12)	(56)
Comprehensive income/(loss) attributable to NRG Energy, Inc.	71	(601)	353	(754)
Comprehensive income/(loss) available for common stockholders	$71	$(601)	$353	$(754)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
(In millions, except shares)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$980	$991
Funds deposited by counterparties	71	37
Restricted cash	286	508
Accounts receivable, net	1,371	1,079
Inventory	485	532
Derivative instruments	851	626
Cash collateral paid in support of energy risk management activities	224	171
Accounts receivable - affiliate	57	95
Current assets - held for sale	100	115
Prepayments and other current assets	328	261
Total current assets	4,753	4,415
Property, plant and equipment, net	12,774	13,908
Other Assets
Equity investments in affiliates	1,055	1,038
Notes receivable, less current portion	15	2
Goodwill	539	539
Intangible assets, net	1,860	1,746
Nuclear decommissioning trust fund	694	692
Derivative instruments	426	172
Deferred income taxes	126	134
Non-current assets held-for-sale	50	43
Other non-current assets	655	629
Total other assets	5,420	4,995
Total Assets	$22,947	$23,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$952	$688
Accounts payable	975	881
Accounts payable - affiliate	29	33
Derivative instruments	709	555
Cash collateral received in support of energy risk management activities	72	37
Current liabilities held-for-sale	74	72
Accrued expenses and other current liabilities	719	890
Accrued expenses and other current liabilities - affiliate	133	161
Total current liabilities	3,663	3,317
Other Liabilities
Long-term debt and capital leases	14,821	15,716
Nuclear decommissioning reserve	274	269
Nuclear decommissioning trust liability	410	415
Deferred income taxes	17	21
Derivative instruments	285	197
Out-of-market contracts, net	195	207
Non-current liabilities held-for-sale	12	8
Other non-current liabilities	1,130	1,122
Total non-current liabilities	17,144	17,955
Total Liabilities	20,807	21,272
Redeemable noncontrolling interest in subsidiaries	69	78
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,481	8,376
Accumulated deficit	(5,920)	(6,268)
Less treasury stock, at cost — 116,267,484 and 101,580,045 shares, at June 30, 2018 and December 31, 2017, respectively	(2,871)	(2,386)
Accumulated other comprehensive loss	(60)	(72)
Noncontrolling interest	2,437	2,314
Total Stockholders’ Equity	2,071	1,968
Total Liabilities and Stockholders’ Equity	$22,947	$23,318

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2018	2017
Cash Flows from Operating Activities
Net income/(loss)	$329	$(845)
Loss from discontinued operations, net of income tax	(25)	(775)
Income/(loss) from continuing operations	354	(70)
Adjustments to reconcile net income to net cash provided/(used) by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	27	26
Depreciation, amortization and accretion	485	517
Provision for bad debts	31	18
Amortization of nuclear fuel	24	24
Amortization of financing costs and debt discount/premiums	27	29
Adjustment for debt extinguishment	3	—
Amortization of intangibles and out-of-market contracts	48	51
Amortization of unearned equity compensation	26	16
Impairment losses	89	63
Changes in deferred income taxes and liability for uncertain tax benefits	4	8
Changes in nuclear decommissioning trust liability	41	2
Changes in derivative instruments	(211)	7
Changes in collateral deposits in support of energy risk management activities	(18)	(189)
Gain on sale of emission allowances	(11)	11
Gain on sale of assets	(16)	(22)
Loss on deconsolidation of business	22	—
Changes in other working capital	(401)	(379)
Cash provided by continuing operations	524	112
Cash used by discontinued operations	—	(38)
Net Cash Provided by Operating Activities	524	74
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(284)	(16)
Capital expenditures	(691)	(542)
Decrease in notes receivable	4	8
Purchases of emission allowances	(22)	(30)
Proceeds from sale of emission allowances	34	59
Investments in nuclear decommissioning trust fund securities	(346)	(279)
Proceeds from the sale of nuclear decommissioning trust fund securities	303	277
Proceeds from renewable energy grants and state rebates	—	8
Proceeds from sale of assets, net of cash disposed of	18	35
Deconsolidation of business	(160)	—
Changes in investments in unconsolidated affiliates	(2)	(30)
Other	—	18
Cash used by continuing operations	(1,146)	(492)
Cash used by discontinued operations	—	(53)
Net Cash Used by Investing Activities	(1,146)	(545)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(19)	(19)
Payment for treasury stock	(500)	—
Net receipts from settlement of acquired derivatives that include financing elements	—	2
Proceeds from issuance of stock	—	—
Proceeds from issuance of long-term debt	1,605	946
Payments for short and long-term debt	(848)	(530)
Increase in notes receivable from affiliate	—	(125)
Net contributions from noncontrolling interests in subsidiaries	222	14
Payment of debt issuance costs	(37)	(36)
Other - contingent consideration	—	(10)
Cash provided by continuing operations	423	242
Cash used by discontinued operations	—	(224)
Net Cash Provided by Financing Activities	423	18
Effect of exchange rate changes on cash and cash equivalents	—	(8)
Change in Cash from discontinued operations	—	(315)
Net Decrease in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(199)	(146)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,536	1,386
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$1,337	$1,240

Appendix Table A-1: Second Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	305	(33)	272	(84)	(12)	96	(151)	121
Plus:
Interest expense, net	—	7	7	1	14	70	105	197
Income tax	—	—	—	—	(5)	7	6	8
Loss on debt extinguishment	—	—	—	—	—	—	1	1
Depreciation and amortization	43	23	66	31	40	82	8	227
ARO Expense	4	4	8	—	1	1	1	11
Contract amortization	3	—	3	—	—	18	—	21
Lease amortization	—	(2)	(2)	—	—	—	—	(2)
EBITDA	355	(1)	354	(52)	38	274	(30)	584
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	3	5	8	(6)	4	33	2	41
Acquisition-related transaction & integration costs	—	—	—	1	—	1	—	2
Reorganization costs	2	1	3	1	3	—	16	23
Deactivation costs	—	7	7	—	—	—	3	10
Gain on sale of assets	—	—	—	—	—	—	(14)	(14)
Other non recurring charges	19	2	21	8	10	(5)	18	52
Impairments	—	74	74	—	—	—	—	74
Mark to market (MtM) (gains)/losses on economic hedges	(285)	15	(270)	346	(5)	—	—	71
Adjusted EBITDA	94	103	197	298	50	303	(5)	843
1 Includes International, BETM and generation eliminations

Second Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	618	322	940	1,817	108	325	(269)	2,921
Cost of sales	341	91	432	1,319	2	17	(255)	1,515
Economic gross margin	277	231	508	498	106	308	(14)	1,406
Operations & maintenance and other cost of operations [2]	176	110	286	75	29	58	(14)	434
Selling, marketing, general and administrative	30	25	55	126	12	7	11	211
Other expense/(income) [3]	(23)	(7)	(30)	(1)	15	(60)	(6)	(82)
Adjusted EBITDA	94	103	197	298	50	303	(5)	843
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $10 million
3 Excludes gain on sale of assets of $14 million, acquisition-related transaction & integration costs of $2 million, reorganization costs of $23 million and loss on debt extinguishment of $1 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,922	14	(15)	—	—	2,921
Cost of operations	1,608	(7)	(86)	—	—	1,515
Gross margin	1,314	21	71	—	—	1,406
Operations & maintenance and other cost of operations	444	—	—	(10)	—	434
Selling, marketing, general & administrative	211	—	—	—	—	211
Other expense/(income) [1]	538	(441)	—	—	(179)	(82)
Income/(Loss) from Continuing Operations	121	462	71	10	179	843
1 Other adj. includes gain on sale of assets of $14 million, acquisition-related transaction & integration costs of $2 million, reorganization costs of $23 million and loss on debt extinguishment of $1 million

Appendix Table A-2: Second Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(148)	58	(90)	341	(46)	44	(150)	99
Plus:
Interest expense, net	—	8	8	1	25	88	123	245
Income tax	—	2	2	(12)	(5)	8	11	4
Depreciation and amortization	68	27	95	29	49	79	8	260
ARO Expense	4	2	6	—	—	1	—	7
Contract amortization	4	1	5	—	—	17	—	22
Lease amortization	—	(2)	(2)	—	—	—	—	(2)
EBITDA	(72)	96	24	359	23	237	(8)	635
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	15	5	20	(3)	(5)	34	1	47
Acquisition-related transaction & integration costs	—	—	—	—	—	1	—	1
Deactivation costs	—	(1)	(1)	—	—	—	4	3
Other non recurring charges	(25)	(1)	(26)	4	9	2	7	(4)
Impairments	42	(1)	41	—	22	—	—	63
Mark to market (MtM) (gains)/losses on economic hedges	105	(11)	94	(156)	3	—	—	(59)
Adjusted EBITDA	65	87	152	204	52	274	4	686
1 Includes International, BETM and generation eliminations

Second Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	607	349	956	1,605	122	305	(314)	2,674
Cost of sales	363	134	497	1,213	3	14	(305)	1,422
Economic gross margin	244	215	459	392	119	291	(9)	1,252
Operations & maintenance and other cost of operations [2]	128	121	249	81	39	63	(6)	426
Selling, marketing, general & administrative	28	24	52	106	14	7	42	221
Other expense/(income) [3]	23	(17)	6	1	14	(53)	(49)	(81)
Adjusted EBITDA	65	87	152	204	52	274	4	686
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $3 million
3 Excludes acquisition-related transaction & integration costs of $1 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,701	14	(41)	—	—	2,674
Cost of operations	1,412	(8)	18	—	—	1,422
Gross margin	1,289	22	(59)	—	—	1,252
Operations & maintenance and other cost of operations	429	—	—	(3)	—	426
Selling, marketing, general & administrative	221	—	—	—	—	221
Other expense/(income) [1]	540	(514)	—	—	(107)	(81)
Income/(Loss) from Continuing Operations	99	536	(59)	3	107	686
1 Other adj. includes acquisition-related transaction & integration costs of $1 million

Appendix Table A-3: YTD Second Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(261)	(4)	(265)	861	(45)	96	(293)	354
Plus:
Interest expense, net	—	10	10	2	28	124	196	360
Income tax	—	—	—	—	(11)	6	12	7
Loss on debt extinguishment	—	—	—	—	—	—	3	3
Depreciation and amortization	86	47	133	59	90	163	17	462
ARO Expense	11	8	19	2	2	2	(2)	23
Contract Amortization	5	1	6	—	—	35	—	41
Lease amortization	—	(5)	(5)	—	—	—	1	(4)
EBITDA	(159)	57	(102)	924	64	426	(66)	1,246
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	12	14	(12)	7	67	—	76
Acquisition-related transaction & integration costs	—	—	—	3	—	2	1	6
Reorganization costs	4	3	7	4	3	—	29	43
Deactivation costs	—	10	10	—	—	—	6	16
Gain on sale of business	—	—	—	—	1	—	(14)	(13)
Other non recurring charges	26	5	31	7	1	(3)	33	69
Impairments	—	74	74	—	—	—	—	74
Market to market (MtM) (gains)/losses on economic hedges	282	28	310	(440)	5	—	—	(125)
Adjusted EBITDA	155	189	344	486	81	492	(11)	1,392
1 Includes International, BETM and generation eliminations

YTD Second Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	1,142	696	1,838	3,304	204	567	(451)	5,462
Cost of sales	618	242	860	2,427	5	37	(421)	2,908
Economic gross margin	524	454	978	877	199	530	(30)	2,554
Operations & maintenance and other cost of operations [2]	353	227	580	147	64	127	(30)	888
Selling, marketing, general & administrative	59	47	106	241	22	13	20	402
Other expense/(income) [3]	(43)	(9)	(52)	3	32	(102)	(9)	(128)
Adjusted EBITDA	155	189	344	486	81	492	(11)	1,392
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $16 million
3 Excludes gain on sale of assets of $13 million, acquisition-related transaction & integration costs of $6 million, reorganization costs of $43 million and loss on debt extinguishment of $3 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	5,343	28	91	—	—	5,462
Cost of operations	2,705	(13)	216	—	—	2,908
Gross margin	2,638	41	(125)	—	—	2,554
Operations & maintenance and other cost of operations	904	—	—	(16)	—	888
Selling, marketing, general & administrative	402	—	—	—	—	402
Other expense/(income) [1]	978	(848)	—	—	(258)	(128)
Income/(Loss) from Continuing Operations	354	889	(125)	16	258	1,392
1 Other adj. includes gain on sale of assets of $13 million, acquisition-related transaction & integration costs of $6 million, reorganization costs of $43 million and loss on debt extinguishment of $3 million

Appendix Table A-4: YTD Second Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(105)	51	(54)	311	(77)	42	(292)	(70)
Plus:
Interest expense, net	—	17	17	3	48	163	235	466
Income tax	—	2	2	(9)	(10)	7	9	(1)
Loss on debt extinguishment	—	—	—	—	—	2	—	2
Depreciation and amortization	138	54	192	57	96	156	16	517
ARO Expense	7	6	13	—	1	2	—	16
Contract Amortization	8	2	10	1	—	34	—	45
Lease amortization	(1)	(4)	(5)	—	—	—	1	(4)
EBITDA	47	128	175	363	58	406	(31)	971
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	21	12	33	(6)	(10)	47	1	65
Acquisition-related transaction & integration costs	—	—	—	—	—	2	(1)	1
Deactivation costs	—	1	1	—	—	—	4	5
Other non recurring charges	(23)	(3)	(26)	—	8	5	19	6
Impairments	42	(1)	41	—	22	—	—	63
MtM (gains)/losses on economic hedges	(17)	(1)	(18)	(20)	(3)	—	—	(41)
Adjusted EBITDA	70	136	206	337	75	460	(8)	1,070
1 Includes International, BETM and generation eliminations

YTD Second Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West[1]	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	1,103	694	1,797	2,939	210	543	(536)	4,953
Cost of sales	655	294	949	2,211	7	30	(514)	2,683
Economic gross margin	448	400	848	728	203	513	(22)	2,270
Operations & maintenance and other cost of operations [2]	298	229	527	159	73	132	(9)	882
Selling, marketing, general & administrative	61	50	111	225	27	12	106	481
Other expense/(income) [3]	19	(15)	4	7	28	(91)	(111)	(163)
Adjusted EBITDA	70	136	206	337	75	460	(8)	1,070
1 Includes International, BETM and generation eliminations
2 Excludes deactivation costs of $5 million
3 Excludes acquisition-related transaction & integration costs of $1 million and loss on debt extinguishment of $2 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	5,083	29	(159)	—	—	4,953
Cost of operations	2,817	(16)	(118)	—	—	2,683
Gross margin	2,266	45	(41)	—	—	2,270
Operations & maintenance and other cost of operations	887	—	—	(5)	—	882
Selling, marketing, general & administrative	481	—	—	—	—	481
Other expense/(income) [1]	968	(994)	—	—	(137)	(163)
Income/(Loss) from Continuing Operations	(70)	1,039	(41)	5	137	1,070
1 Other adj. includes acquisition-related transaction & integration costs of $1 million and loss on debt extinguishment of $2 million

Appendix Table A-5: 2018 and 2017 Three and Six Months Ended June 30 Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	June 30, 2018	June 30, 2017
Net Cash Provided by Operating Activities	167	194
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	—	1
Merger, integration and cost-to-achieve expenses (1)	22	—
Return of capital from equity investments	(4)	5
Adjustment for change in collateral	181	141
Adjusted Cash Flow from Operating Activities	366	341
Maintenance CapEx, net	(59)	(49)
Environmental CapEx, net	—	(7)
Distributions to non-controlling interests	(48)	(45)
Free Cash Flow Before Growth Investments (FCFbG)	259	240
(1) 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call.

	Six Months Ended
($ in millions)	June 30, 2018	June 30, 2017
Net Cash Provided by Operating Activities	524	112
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	—	2
Sale of Land	3	8
Merger, integration and cost-to-achieve expenses (1)	44	—
Return of capital from equity investments	(2)	18
Adjustment for change in collateral (2)	18	268
Adjusted Cash Flow from Operating Activities	587	408
Maintenance CapEx, net (3)	(123)	(84)
Environmental CapEx, net	—	(25)
Distributions to non-controlling interests	(98)	(91)
Free Cash Flow Before Growth Investments (FCFbG)	366	208
(1) 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call.
(2) 2017 reflects change in NRG’s cash collateral balance as of 2Q2017 including $79MM of collateral postings from deconsolidated affiliate (GenOn).
(3) Includes insurance proceeds of $18 million in 2017.

Appendix Table A-6: Second Quarter YTD 2018 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity through first quarter of 2018:

($ in millions)	Six Months Ended June 30, 2018
Sources:
Adjusted cash flow from operations	587
Convertible Note Issuance	575
NYLD revolver proceeds	35
Asset sales	15
NYLD equity issuance	75
Uses:
Growth investments and acquisitions, net	(210)
Debt Repayment, net of proceeds	(250)
Decrease in credit facility	(489)
Share repurchases	(500)
Deconsolidation of Ivanpah	(160)
Maintenance and environmental capex, net	(123)
Distributions to non-controlling interests	(98)
Collateral (1)	(53)
Cost-to-achieve expenses(2)	(69)
Common Stock Dividends	(19)
Other Investing and Financing	(38)
Change in Total Liquidity	(722)
(1) Excludes impact of Funds deposited by Counterparties
(2) Includes capital expenditures associated with the Transformation Plan

Appendix Table A-7: 2018 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2018 Adjusted EBITDA
($ in millions)	Low	High
Income from Continuing Operations [1]	410	610
Income Tax	20	20
Interest Expense	785	785
Depreciation, Amortization, Contract Amortization and ARO Expense	1,180	1,180
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	135	135
Other Costs [2]	270	270
Adjusted EBITDA	2,800	3,000

1.	For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero.

2.	Includes deactivation costs and cost-to-achieve expenses

Appendix Table A-8: XOOM Annualized Adjusted EBITDA
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

($ in millions)
Income from Continuing Operations	44
Income Tax	—
Interest Expense	—
Depreciation, Amortization, Contract Amortization and ARO Expense	1
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—
Other Costs	—
Adjusted EBITDA	45

Appendix Table A-9: 2018 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2018
($ in millions)	Guidance
Adjusted EBITDA	$2,800 - $3,000
Cash Interest payments	(785)
Cash Income tax	(40)
Collateral / working capital / other	40
Cash From Operations	$2,015 - $2,215
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	—
Adjusted Cash flow from operations	$2,015 - $2,215
Maintenance capital expenditures, net	(210) - (240)
Environmental capital expenditures, net	(0) - (5)
Distributions to non-controlling interests	(220) - (250)
Free Cash Flow - before Growth	$1,550 - $1,750

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted

EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.